As filed with the Securities and Exchange Commission on
                      April 2, 1997
               Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             OLYMPUS VENTURES, INC.
             (Exact name of registrant as specified in its charter)

  Washington                              91-1552419
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)         Identification No.)

      3418 Ocean Boulevard, Fort Lauderdale, Florida  33308
        (Address of Principal Executive Offices)  (Zip Code)

                         1997 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

CaridadMonier, 3418 Ocean Blvd., Fort Lauderdale, Florida 33308 (Name and address of agent for service)

                         (954) 565-9292
 (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                          PROPOSED    PROPOSED
TITLE OF                  MAXIMUM     MAXIMUM
SECURITIES   AMOUNT       OFFERING    AGGREGATE    AMOUNT OF
TO BE        TO BE        PRICE PER   OFFERING     REGISTRATION
REGISTERED   REGISTERED   SHARE(1)    PRICE        FEE
Common       2,000,000     $0.80      $1,600,000.00   $500.00
Stock ($0.0001
par value)

(1) Bona fide estimate of maximum offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, based on the average bid and asked price of the registrant's common stock as of a date within five business days prior to the date of filing this registration statement.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     Not Applicable.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant is subject to the informational and reporting requirements of Sections 13 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference: (a) The Registrant's latest annual report on Form 10-K for the fiscal year ended June 30, 1996.
     (b) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended June 30, 1996.
     (c) The description of the Common Stock provided in the Registration Statement filed by the Registrant on Form S-1 under the Securities Act of 1933, as amended, and declared effective March 17, 1992, including any amendment or report filed for the purpose of updating such description.
     Prior to the filing of a post-effective amendment which indicates that all securities covered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Washington Business Corporation Act provides both mandatory and permissive indemnification of directors and officers from liabilities arising in any legal proceeding to which the director or officer is a party because of being a director or officer of the corporation. Unless limited by the articles of incorporation, indemnification is mandatory with respect to any director or officer who was wholly successful, on the merits or otherwise, in the defense of any applicable proceeding.

     Indemnification, including the advancement of legal fees and expenses, is permissive in certain circumstances with respect to a director or officer made a party to a proceeding if the individual acted in good faith and reasonably believed that the conduct in issue was in the corporation's best interest, and in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.

     As permitted by the Washington Business Corporation Act, the Articles of Incorporation and By-laws of the Registrant permit the Registrant to indemnify to the fullest extent permitted by the Washington Business Corporation Act, any and all persons whom it shall have power to indemnify under said laws from and against any and all of the expenses, liabilities or other matters referred to in or covered by said laws, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. The Registrant may purchase indemnity insurance.

    The  foregoing  discussion  of  indemnification  merely  summarizes  certain
aspects  of  the   indemnification   provisions  of  the   Washington   Business
Corporations Act and the Articles of Incorporation and By-Laws of the Registrant, and is limited by reference to Sections 23B.08.320 et. seq. of the Washington Business Corporation Act and Section 9 of Registrant's By-laws.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     No restricted securities are being re-offered or resold pursuant to this Registration Statement.


ITEM 8.   EXHIBITS.


EXHIBIT
NUMBER        DESCRIPTION

3.1(*)        Articles of Incorporation and Bylaws of Registrant

4             1997 Employee Stock Option Plan

5             Opinion of Counsel with respect to the legality of

            issuance of securities being registered

23.1          Consent of Independent Auditor

23.2          Consent of Counsel (included in Opinion of Counsel

             in Exhibit 5 hereto)

24            Power of Attorney (included on signature page of

            this Registration Statement)

* Previously filed with the Commission as an Exhibit to the Registration Statement on Form S-1, as amended, File No. 33-42070, originally filed with the Commission on August 8, 1991.


ITEM 9.   UNDERTAKINGS.

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hialeah, Florida, this 2nd day of April 1997.

                              OLYMPUS VENTURES, INC.

                              By: /s/ GARY R. MORGAN

                              Name: Gary R. Morgan
                              Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Gary R. Morgan his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission under the Securities Act, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirmeing each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                       TITLE             DATE

/s/ GARY R. MORGAN             Director        April 1, 1997
Gary R. Morgan

/s/ ROLAND BRETON              Director        April 1, 1997
Roland Breton

                                    EXHIBIT 4

                             OLYMPUS VENTURES, INC.
                            A Washington Corporation

                         1997 EMPLOYEE STOCK OPTION PLAN

ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

ESTABLISHMENT.  The Olympus Ventures, Inc. 1997 Employee Stock
Option Plan (the "PLAN") is hereby established effective as of April 1, 1997 (the "EFFECTIVE DATE").

PURPOSE. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by attracting and retaining employees by supplementing their cash compensation and providing a means for them to increase their holdings of Stock of the Company. The opportunity so provided and the receipt of Options as compensation are intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company for the benefit of customers and shareholders, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals in the future.

TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued. However, all Options shall be granted, if at all, within ten (10) years from the Effective Date. Notwithstanding the foregoing, if the maximum number of shares of Stock issuable pursuant to the Plan as provided in Section 3.1 has been increased at any time, all Options shall be granted, if at all, within ten (10) years from the date such amendment was adopted by the Board. The Plan shall supersede all prior plans which shall terminate on the Effective Date.

1.  DEFINITIONS AND CONSTRUCTION.

1.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) "BOARD" shall mean the Board of Directors of the Company or the Committee.
(b) "CODE" shall mean the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.
(c) "COMMITTEE" shall mean the Compensation/Benefits Committee, if such committee is established, or other such committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.
(c) "COMPANY" shall mean Olympus Ventures, Inc., a Washington corporation, or any successor corporation thereto.
(d)  "EMPLOYEE" shall mean any person treated as an employee
     (including an officer or a director who is also treated as an employee) in the records of the Company and its Subsidiaries; provided, however, that neither service as a director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan.
     Notwithstanding the foregoing, the Chairman of the Board and any consultant or adviser of the Company approved by the Board shall be deemed an Employee for purposes of the Plan, provided that bona fide services shall be rendered by any such consultant or advisor and such services are not in connection with the offer or sale of securities in a capital-raising transaction; and further provided that neither the Chairman nor a consultant may be issued
     Incentive Stock Options.
(e)  "EXCHANGE ACT" shall mean the Securities Exchange Act of
     1934, as amended.
(f) "FAIR MARKET VALUE" shall mean, as of any date, the closing bid price of the Stock on the day prior to such date, or if the Stock was not traded on such day, on the next preceding day on which the Stock was traded.
(g) "INCENTIVE STOCK OPTION" shall mean an Option so denominated in the Option Agreement and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.
(h) "NONQUALIFIED STOCK OPTION" shall mean an Option so denominated or which does not qualify as an Incentive Stock Option.
(i) "OPTION" shall mean a right to purchase Stock (subject to adjustment as provided in Section 3.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.
(j) "OPTION AGREEMENT" shall mean a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option and/or SAR granted to the Optionee.
(k) "OPTIONEE" shall mean a person who has been granted one or more Options and/or SAR's pursuant to the Plan.
(l) "RULE 16B-3" shall mean Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.
(m) "STOCK" shall mean the Company's common stock, $0.0001 par value, as adjusted from time to time in accordance with Section 3.2.
(n) "STOCK APPRECIATION RIGHT (SAR)" means the right, granted by the Board (subject to adjustments provided in Section 3.2), pursuant to the terms of the Plan, to receive payment equal to the subsequent increase in the Fair Market Value of the Stock.
(o) "SUBSIDIARY" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.
(p) "TEN PERCENT OWNER OPTIONEE" means an Optionee who, at the time an Option is granted to the Optionee, owns stock constituting more than ten percent (10%) of the total combined voting power of all classes of stock of Company within the meaning of Section 422(b)(6) of the Code.
(q) "TRANSFER OF CONTROL" shall mean a transaction or a series of related transactions (collectively, the "TRANSACTION") wherein the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "TRANSFEREE CORPORATION(S)"), as the case may be, is or becomes such a 50% owner. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company are related, and its determination shall be final, binding and conclusive.

1.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular, and the term "or" shall include the conjunctive as well as the disjunctive.

2.  ADMINISTRATION.

2.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board, including any duly appointed committee of the Board. All questions of interpretation of the Plan or of any Option or SAR shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option or SAR.

2.2 POWERS OF THE BOARD. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan and restrictions regarding Incentive Stock Options set forth in the Code, the Board shall have the full and final power and authority, in its sole discretion:

(a) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option which determination need not be uniform among persons similarly situated and may be made selectively among Employees; (b) to designate Options as Incentive Stock Options or Nonqualified Stock Options; (c) to determine the persons to whom, and the time or times at which, SARs and the number thereof shall be granted which determination need not be uniform among persons similarly situated and may be made selectively among Employees; (d) to determine the terms, conditions and restrictions applicable (which need not be identical) to each Option and SAR including, without limitation, (i) the exercise price of the Option or SAR, (ii) the method of payment for shares purchased upon the exercise of the Option,
(iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or SAR , including by the withholding or delivery of shares of stock, (iv) the method of payment upon exercise of any SARs, (v) the timing, terms and conditions of the exercisability of the Option or SAR, (vi) the time of the expiration of the Option or SAR, (vii) the effect of the Optionee's termination of employment or service with Company on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to the Option or SAR or such shares not inconsistent with the terms of the Plan;
(e) to approve one or more forms of Option Agreement; (f) to amend the exercisability of any Option or SAR , including with respect to the period following an Optionee's termination of employment or service with the Company;
(g) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options or SARs; and (h) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option or SAR as the Board may deem advisable to the extent consistent with the Plan and applicable law.

3.   SHARES SUBJECT TO PLAN.

3.1 MAXIMUM  NUMBER OF SHARES  ISSUABLE.  Subject to  adjustment  as provided in
Section 3.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Two Million (2,000,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Option or SAR for any reason expires or is terminated or canceled prior to being fully exercised, the shares of Stock allocable to the unexercised portion of such Option or SAR, shall again be available for issuance under the Plan.

3.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options and SARs and in the exercise price per share of any outstanding Options and SARs. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options and SARs are exchanged for, converted into, or otherwise become (whether or not pursuant to a Transfer of Control ) shares of another corporation (the "NEW SHARES"), the Board shall amend the outstanding Options and SARs to provide that such Options and SARs are exercisable for or with respect to New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options and SARs shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion. In the event of any merger, consolidation or other combination materially effecting the number of shares of Stock outstanding, the Board may, in its discretion, amend the outstanding Options to make appropriate adjustments in the number and class of shares subject to the Plan and to any outstanding Options and SARs and in the exercise price per share of any outstanding Options and SARs. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 3.2 shall be rounded up or down to the nearest whole number, as determined by the Board, and in no event may the exercise price be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 3.2 shall be final, binding and conclusive.

4.   ELIGIBILITY AND OPTION LIMITATIONS.

4.1 PERSONS ELIGIBLE FOR OPTIONS AND SARS. Options and SARs may be granted only to Employees.

4.2 FAIR MARKET VALUE LIMITATION. To the extent that the aggregate Fair Market Value of stock with respect to which options designated as Incentive Stock Options are exercisable by an Optionee for the first time during any calendar year (under all stock option plans of the Company, including the Plan) exceeds One Hundred Thousand Dollars ($100,000), the portion of such Options which exceeds such amount shall be treated as Nonqualified Stock Options. For purposes of this Section 4.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 4.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonqualified Stock Option in part by reason of the limitation set forth in this Section 4.3, the Optionee may designate which portion of such Option the Optionee is exercising and may request that separate certificates representing each such portion be issued upon the exercise of the Option. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first.

4.3 NO RIGHT OF EMPLOYMENT. Nothing in the Plan or in any Option or SAR granted hereunder shall confer any right on an Employee to continue in the employ of the Company or its Subsidiaries or shall interfere in any way with the right of the Company or its Subsidiaries to terminate such Employee's employment at any time.

5. TERMS AND CONDITIONS OF GRANTS. Options and SARs shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. SARs may be granted alone or in tandem with an Option grant, in the Board's sole discretion (but at all times subject to the provisions of the Code). Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

5.1 EXERCISE PRICE. The exercise price for each Option and SAR shall be established in the sole discretion of the Board; provided, however, if the Option is an Incentive Stock Option that (a) the exercise price per share for an Option shall not be less than the Fair Market Value of a share of Stock on the effective date of grant of the Option; and (b) no Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. The exercise price for a Nonqualified Stock Option and SAR shall be the same as provided above, unless otherwise determined by the Board (but at all times subject to the provisions of the Code). Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonqualified Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

5.2 EXERCISE PERIOD. Options and SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option or SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option or SAR; and (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option.

5.3  PAYMENT OF OPTION EXERCISE PRICE.

(a) FORMS OF CONSIDERATION AUTHORIZED. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent;
(ii) by tender to the Company of shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price; (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "CASHLESS EXERCISE"); (iv) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law; or (v) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard forms of Option Agreement described in
Section 6, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) TENDER OF STOCK. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

(c) CASHLESS EXERCISE. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

5.4 PAYMENT OF SARs.  Upon exercise of a SAR the Company  shall pay,  subject to
5.5 below, the amount, if any, by which the Fair Market Value of a share of Stock on the date of exercise exceeds the Fair Market Value on the date of grant. The exercise of a SAR shall cancel any Option associated with it if said SAR was granted in tandem with an Option. The payment for SARs shall be made in shares of Stock, valued at the Fair Market Value on the date of exercise or, at the sole discretion of the Board, in cash, or partly in cash and partly in Stock.

5.5 TAX WITHHOLDING. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to deduct from amounts due the Optionee upon exercise of a SAR or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to such Option or SAR exercise. Alternatively, or in addition, in its sole discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Company arising in connection with the Option or SAR exercise. The Company shall have no obligation to deliver shares of Stock, money or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Company's tax withholding obligations have been satisfied by the Optionee.

6.  STANDARD FORMS OF OPTION AGREEMENT.

6.1 INCENTIVE STOCK OPTIONS. Unless otherwise provided by the Board at the time the Option is granted, an Option designated as an "Incentive Stock Option" shall comply with and be subject to the terms and conditions set forth in the appropriate form of Incentive Stock Option Agreement as adopted by the Board and as amended from time to time.

6.2 NONQUALIFIED STOCK OPTIONS. Unless otherwise provided by the Board at the time the Option is granted, an Option designated as a "Nonqualified Stock Option" shall comply with and be subject to the terms and conditions set forth in the appropriate form of Nonqualified Stock Option Agreement as adopted by the Board and as amended from time to time.

6.3 SARs. Unless otherwise provided by the Board at the time an SAR is granted, an SAR awarded either alone or in tandem with an Option shall comply with and be subject to the terms and conditions set forth in the appropriate form of SAR Option Agreement as adopted by the Board and as amended from time to time.

6.4 STANDARD TERM OF OPTIONS. Except as otherwise provided by the Board in the grant of an Option or SAR, any Option or SAR granted hereunder shall have a term of ten (10) years from the effective date of grant of the Option or SAR.

6.5 STANDARD VESTING PROVISIONS. Except as otherwise provided by the Board in the grant of an Option or SAR, any Options or SARs granted hereunder shall become vested and exercisable at the rate of twenty percent (20%) per year, commencing upon the first anniversary of the effective date of grant of the Option or SAR and each of the four (4) subsequent anniversaries thereafter.

6.6 AUTHORITY TO VARY TERMS. The Board shall have the authority from time to time to vary the terms of any of the standard forms of Option Agreement described in this Section 6 either in connection with the grant or amendment of an individual Option or SAR or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement shall be in accordance with the terms of the Plan. The Board, may in its discretion, provide for the extension of the exercise period of an Option or SAR, accelerate the vesting of an Option or SAR, eliminate or make less restrictive any restrictions contained in an Option Agreement or waive any restriction or provision of this Plan or an Option Agreement in any manner that is either (i) not adverse to the Optionee, or (ii) consented to by the Optionee.

7. NONTRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, an Option or SAR shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option or SAR shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.
Following an Optionee's death, the Option shall be exercisable to the extent provided in Section 8 below.

8.  EFFECT OF TERMINATION OF SERVICE.

8.1  OPTION AND SAR EXERCISABILITY.

(a) DISABILITY. If the Optionee's service with the Company is terminated because of the disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of three (3) months after the date on which the Optionee's service terminated, but in any event no later than the Option expiration date.

(b) DEATH. If the Optionee's service with the Company is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's service terminated, may be exercised by the the Optionee's legal representative or other person who acquired the right to exercise the Option by reason of the Optionee's death at any time prior to the expiration of six (6) months after the date on which the Optionee's service terminated, but in any event no later than the Option Expiration Date. The Optionee's service shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee's termination of service.

(c) TERMINATION OF SERVICE. If the Optionee's service with the Company terminates for any reason, except disability or death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee's service terminated, may be exercised by the Optionee within six (6) months after the date on which the Optionee's service terminated, but in any event no later than the Option Expiration Date. Notwithstanding the foregoing, the Company , may in its sole discretion, cancel the Options if the Optionee has been Terminated for Cause (as defined in Section 8.2).

(e) SAME CONDITIONS APPLICABLE TO SARs. The same terms and conditions applicable to Options shall apply to the exercisability of SARs upon the occurrence of (a) - (d) above.

8.2 TERMINATION FOR CAUSE. "TERMINATION FOR CAUSE" shall mean termination by the Company of the Optionee's service with Company for any of the following reasons:
(i) theft,  dishonesty,  or  falsification of any employment or Company records;
(ii) improper use or disclosure of Company's confidential or proprietary information; (iii) the Optionee's failure or inability to perform any reasonable assigned duties after written notice from Company of, and a reasonable opportunity to cure, such failure or inability; (iv) any material breach by the Optionee of any employment agreement between the Optionee and Company, which breach is not cured pursuant to the terms of such agreement; or (v) the Optionee's conviction of any criminal act which impairs Optionee's ability to perform his or her duties with Company. Termination for Cause pursuant to the foregoing shall be determined in the sole but reasonably exercised discretion of the Company.

9. EFFECT OF TRANSFER OF CONTROL. Except as otherwise provided by the Board in the grant of an Option or SAR, in the event of a Transfer of Control, any Options and SARs outstanding as of the date such Transfer of Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; provided, however, in the case of any holder of SARs who is subject to
Section 16(b) of the Exchange Act, and whose SARs are not already outstanding for at least six months at the date of the Transfer of Control, such SARs shall not become fully exercisable and vested until they have been outstanding for six
(6) months.

10. INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company , members of the Board and any officers or employees of the Company to whom authority to act for the Board is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, Option, or any right granted hereunder, and against all amounts in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same. Without limiting the generality of the foregoing, Company will pay the expenses (including reasonable counsel fees) of defending any such claim, action, suit or proceeding in advance of its final disposition, upon receipt of such person's written agreement to repay all amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified under this Section.

11. TERMINATION OR AMENDMENT OF PLAN. The Board, without further approval of the shareholders, may terminate or amend this Plan at any time in any respect as the Board deems advisable, subject to any required stockholder or regulatory approval and to any conditions established by the terms of such amendment, provided that in no event shall the Plan be amended more than once every six (6) months other than to comply with changes in any applicable law or governmental regulation in the Code, the Employee Retirement Income Security Act, or the rules promulgated by the Securities and Exchange Commission. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option or SAR or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law or government regulation.

12.  DISSOLUTION OF COMPANY.  Upon the dissolution of the
Company, the Plan shall terminate and any and all Options previously granted shall lapse on the date of such dissolution.

13. RIGHTS AS SHAREHOLDERS. No Optionee, nor any beneficiary or other person claiming through an Optionee, shall have any interest in any shares of Stock allocated for the purposes of the Plan or subject to any Option or SAR until such shares of Stock shall have been issued to the Optionee or such beneficiary or other person. Furthermore, the existence of the Options or the SARs shall not affect the right or power of the Company or its shareholders to make adjustments, recapitalization, reorganizations, or other changes in the Company's capital structure or its business; issue bonds, debentures, preferred or prior preference stocks affecting the Stock of the Company or the rights thereof; dissolve the Corporation or sell or transfer any part of its assets or business; or do any other corporate act, whether of a similar character or otherwise.

14. GOVERNING LAW. The validity, interpretation, and administration of the Plan and of any rules, regulations, determinations, or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Florida, without giving effect to choice of law provisions. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Florida, without regard to the place where the act or omission complained of took place or the residence of any party to such action.

15. ARBITRATION. Any action brought in connection with the Plan or an Option Agreement shall be settled exclusively by binding arbitration conducted in the City of Fort Lauderdale, Florida in accordance with the commercial rules of the American Arbitration Association then in effect (the "Rules"), by a single, independent arbitrator selected by the Company and the other party to the action. If the parties cannot agree on an arbitrator, within thirty (30) days of the commencement of an arbitration proceeding hereunder, either party may request that the American Arbitration Association select an arbitrator, with experience in law relating to option plans, in accordance with the Rules. The decision of the arbitrator shall be final and binding. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The cost of any arbitration proceeding conducted hereunder shall be borne equally between the parties unless otherwise determined by the arbitrator.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Olympus Ventures, Inc. 1997 Employee Stock Option Plan was duly adopted by the Board on March 31, 1997.


/s/ CARIDAD MONIER

Caridad Monier
Secretary

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